                                                                       EXHIBIT 4


                 AMENDED AND RESTATED JOINT FILING AGREEMENT


         AGREEMENT dated as of January 15, 1998 among Samuel Zell; Samuel Zell as Trustee of the Samuel Zell Revocable Trust under trust agreement dated January 17, 1990; Alphabet Partners, an Illinois general partnership; ZFT Partnership, an Illinois general partnership; Ann Lurie; LFT Partnership, an Illinois general partnership; Equity Capsure Limited Partnership, an Illinois limited partnership; the Ann and Robert H. Lurie Family Foundation, an Illinois non-stock not-for-profit corporation; Arlington Leasing Co., a Nevada corporation; Samstock, L.L.C., a Delaware limited liability company, Samstock/SZRT, L.L.C., a Delaware limited liability company, and Anda Partnership, a Nevada general partnership (collectively the "Reporting Persons").


         WHEREAS, the Reporting Persons beneficially own shares of Common Stock, par value $0.01 per share, of CNA Surety Corporation, a Delaware corporation.

         WHEREAS, the parties hereto may be deemed to constitute a "group" for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Act"); and

         WHEREAS, each of the parties hereto desire by this Agreement to provide for the joint filing of a Schedule 13D, and all amendments thereto, with the Securities and Exchange Commission.

         NOW, THEREFORE, the parties hereto agree as follows:


              1. The parties hereto will join in the preparation and filing of a single statement containing the information required by
                   Schedule 13D, and all amendments thereto, and the Schedule 13D and all such amendments will be filed on behalf of each party hereto;

              2. Each party hereto will be responsible for the timely filing of the Schedule 13D, and all amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein. No party hereto will be responsible for the completeness or accuracy of the information concerning any other party contained in the Schedule 13D or any amendment thereto, except to the extent such party knows or has reason to believe that such information in inaccurate.

              3. Susan Obuchowski will be designated as the person authorized to receive notices and communications with respect to the
                   Schedule 13D and all amendments thereto.

              4. This Agreement may be executed in counterparts, all of which when taken together will constitute one and the same instrument.





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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


Equity Capsure Limited Partnership,                                          Alphabet Partners, an Illinois
  an Illinois limited partnership                                              general partnership
  By:  Samuel Zell Revocable Trust                                             By:  SZA Trust, a general partner
  U/T/A  1/17/90, general partner

By:  /s/  Samuel Zell                                                        By:  /s/  Arthur A. Greenberg
   ---------------------------------------                                      ---------------------------------------
     Samuel Zell, Trustee                                                         Arthur A. Greenberg, Trustee


Samuel Zell Revocable Trust                                                  Arlington Leasing Co., a Nevada
  U/T/A  01/17/90                                                              corporation

By:  /s/  Samuel Zell                                                        By:  /s/  Samuel Zell
   ---------------------------------------                                      ---------------------------------------
     Samuel Zell, Trustee                                                         Samuel Zell, President



/s/  Samuel Zell                                                             /s/  Ann Lurie
------------------------------------------                                   ------------------------------------------
Samuel Zell                                                                  Ann Lurie


ZFT Partnership, an Illinois                                                 Samstock, L.L.C.
  general partnership                                                        By:  SZ Investments, L.L.C., its sole member
By:  Samuel Zell Trust, a general partner                                    By:  Samuel Zell Revocable Trust U/T/A
                                                                                  1/17/90, its managing member

By:  /s/  Sheli Z. Rosenberg                                                 By:  /s/  Samuel Zell
   ---------------------------------------                                      ---------------------------------------
Sheli Z. Rosenberg, Trustee                                                       Samuel Zell, Trustee


Samstock/SZRT, L.L.C.                                                        Anda Partnership, a Nevada general
By:  Samuel Zell Revocable Trust                                               partnership
     U/T/A 1/17/90, its sole member                                          By:  Ann Only Trust, a general partner

By:  /s/  Samuel Zell                                                        By:  /s/  Ann Lurie
   ---------------------------------------                                      ---------------------------------------
     Samuel Zell, Trustee                                                         Ann Lurie, Co-Trustee




                                                                             DATED:  January 15, 1998





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